abrdn Palladium ETF Trust 10-Q

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of abrdn Palladium ETF Trust (the “Registrant”) on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 8, 2023	/s/ Brian Kordeck*
Brian Kordeck**
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The Registrant is a trust and Mr. Kordeck is signing in his capacity as an officer of abrdn ETFs Sponsor LLC, the Sponsor of the Registrant.